================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DIEBOLD, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             DIEBOLD, INCORPORATED
                               5995 MAYFAIR ROAD
                 P.O. BOX 3077 - NORTH CANTON, OHIO 44720-8077

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 15, 1998

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of the Corporation will be held at the Diebold Education Center at Stark State College of Technology, 5801 Dressler Road, N.W., Canton, Ohio 44720, on April 15, 1998 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect Directors;

     2. To vote upon ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the year 1998; and

     3. To consider such other matters as may properly come before the meeting or any adjournment thereof.

     The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

     Holders of record of the Common Shares at the close of business on February 27, 1998 will be entitled to vote at the meeting.

     Your attention is directed to the attached proxy statement.

                                          By Order of the Board of Directors

                                          CHAREE FRANCIS-VOGELSANG
                                          Vice President and Secretary

March 6, 1998
(approximate mailing date)

                  YOU ARE REQUESTED TO COOPERATE IN ASSURING A
          QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
                AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

                             DIEBOLD, INCORPORATED
                               5995 MAYFAIR ROAD
                 P.O. BOX 3077 - NORTH CANTON, OHIO 44720-8077

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 1998

     This proxy statement is furnished to shareholders of Diebold, Incorporated (the "Corporation") in connection with the solicitation by the Board of Directors of proxies which will be used at the 1998 annual meeting of shareholders on April 15, 1998, at 10:00 a.m., local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding notice of annual meeting and more fully discussed below. This proxy statement was first mailed to shareholders on or about March 6, 1998. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy and voting in person.

     On February 27, 1998, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 69,067,165 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on February 27, 1998 will be entitled to one vote for each Common Share held on that date.

     If a shareholder gives written notice to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the annual meeting is to be cumulative, unless contrary instructions are received on the enclosed proxy, it is presently intended that all votes represented by properly executed proxies will be divided evenly among the candidates nominated by the Board of Directors. However, if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of such nominees elected. The results of shareholder voting at the annual meeting will be tabulated by the inspectors of elections appointed for the annual meeting. The Corporation intends to treat properly executed proxies that are marked "abstain" as present for purposes of determining whether a quorum has been achieved at the annual meeting but will not count any broker non-votes for such purpose. The director-nominees receiving the greatest number of votes will be elected. Votes withheld with respect to the election of directors will not be counted in determining the outcome of that vote. Abstentions with respect to the proposal to ratify the appointment of the independent auditors will have the same effect as votes against those proposals. The Corporation does not anticipate receiving any broker non-votes at the annual meeting in light of the nature of the matters to be acted upon at the annual meeting; however, any broker non-votes received in respect of the appointment of auditors will not affect the voting on such proposal.

                         BENEFICIAL OWNERSHIP OF SHARES

     To the knowledge of the Corporation, no person beneficially owned more than 5 percent of the outstanding Common Shares as of December 31, 1997, except for the shareholders listed below. The information provided below is derived from Schedules 13G filed with the Securities and Exchange Commission.

                      NAME AND ADDRESS                           AMOUNT AND NATURE       PERCENT
                    OF BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP    OF CLASS
                    -------------------                       -----------------------    --------
The Prudential Insurance Company of
     America ("Prudential")
751 Broad Street
Newark, New Jersey 07102-3777...............................         6,264,788(a)(b)       9.08

Jennison Associates Capital Corp.
     ("Jennison")
466 Lexington Avenue
New York, New York 10017....................................         6,216,011(b)          9.01

FMR Corp., Edward C. Johnson 3d
     and Abigail P. Johnson ("FMR")
82 Devonshire Street
Boston, Massachusetts 02109-3614............................         3,683,753(c)          5.34

---------------

(a) Prudential has sole investment power and sole voting power as to 123,842 shares (0.18%), shared investment power as to 6,140,946 shares (8.85%) and shared voting power as to 5,558,124 shares (8.01%)

(b) Jennison has sole voting power as to 669,080 shares (0.96%), shared voting power as to 4,964,109 shares (7.15%) and shared investment power as to 6,216,011 shares (9.01%). Information taken from the Schedule 13G filed by Jennison stated that Jennison is a wholly-owned subsidiary of Prudential. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or investment power that Jennison may have with respect to the Corporation's shares held by the Managed Portfolio. Jennison does not file jointly with Prudential. Therefore, the Corporation's shares reported on Jennison's Schedule 13G may be included in the shares reported by Prudential in its Schedule 13G.

(c) In its Schedule 13G FMR stated that Edward C. Johnson 3d, who is Chairman of FMR, Abigail P. Johnson, who is a Director of FMR, and other family members form a controlling group with respect to FMR. FMR beneficially owns 2,914,949 shares (3.91%) of the Corporation's shares through FMR's wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity Research"). Fidelity Research, as investment advisor to several investment companies, claims sole investment power for 2,859,537 (4.12%) shares of the Corporation's shares held by those investment companies, but states that the sole voting power for those shares resides with the investment companies' respective Boards of Trustees. Fidelity Research and FMR claim sole voting and investment power for an additional 55,412 shares (0.08%) of the Corporation's shares because Fidelity Research is a subadvisor to Fidelity American Special Situations Trust ("FASST"), who also claims sole voting and investment power for those 55,412 shares (0.08%). Fidelity International Limited ("Fidelity International"), in its capacity as investment advisor to various investment companies beneficially owns 86,512 shares (0.12%) of the Corporation's shares, including the 55,412 shares (0.08%) beneficially owned by FASST for which Fidelity International claims sole investment power, and including 31,100 shares (0.04%) of the Corporation's shares for which Fidelity International claims sole voting and investment power. FMR does not aggregate shares owned by Fidelity International for purposes of Section 13(d) of the Securities Exchange Act of 1934, but nonetheless reports shares owned by Fidelity International on a voluntary basis. FMR claims beneficial ownership of another 737,704 shares (1.06%) of the Corporation's shares because Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank, serves as investment manager of the institutional accounts.

                               ELECTION OF DIRECTORS

     The Board of Directors recommends that eleven nominees for director be elected at the annual meeting, each to hold office for a term of one year from the date of the annual meeting, and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the eleven nominees, who are Louis V. Bockius III, Daniel T. Carroll, Richard L. Crandall, Donald R. Gant, L. Lindsey Halstead, Phillip B. Lassiter, John N. Lauer, Robert W. Mahoney, William F. Massy, Gregg A. Searle and W. R. Timken, Jr. All nominees are presently members of the Board of Directors.

     If for any reason any nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board of Directors. Alternatively, the Board of Directors may reduce the number of nominees. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares which individuals have a right to acquire, e.g., through exercise of stock options under the Amended and Extended 1972 Stock Option Plan (the "1972 Plan") and the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the "1991 Plan"), within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, by each director-nominee, including the chief executive officer and the other four most highly compensated executive officers ("named executive officers") and for such persons and the other executive officers as a group as of February 10, 1998. Ownership is also reported as of December 31, 1997 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Dividend Reinvestment Plan.

          NAME, AGE,
     PRINCIPAL OCCUPATION                      COMMON
        OR EMPLOYMENT,                         SHARES                     PERCENT
      PRESENT AND DURING         DIRECTOR   BENEFICIALLY      DEFERRED       OF                   OTHER
        LAST FIVE YEARS           SINCE       OWNED(1)        SHARES(1)   CLASS(1)            DIRECTORSHIPS
     --------------------        --------   ------------      ---------   --------            -------------
DIRECTOR-NOMINEES:
Louis V. Bockius III -- 62         1978        236,396(2)(3)       --       0.34     UNB Corp., United National Bank
  Chairman, Bocko                                                                    & Trust Co.
  Incorporated
  North Canton, Ohio
  (Plastic Injection Molding)

Daniel T. Carroll -- 71            1980         33,046(6)          --       0.05     A.M. Castle & Co., American
  Chairman                                                                           Woodmark Corporation, Aon
  The Carroll Group                                                                  Corporation, Comshare, Inc.,
  Avon, Colorado                                                                     Diversa Inc., Oshkosh Truck
  (Management Consulting)                                                            Corporation, Wolverine World
                                                                                     Wide, Inc., Woodhead
                                                                                     Industries, Inc.

Richard L. Crandall -- 54          1996          7,265             --       0.01     Comshare, Inc., Computer Task
  Managing Director                                                                  Group, Inc.
  Arbor Partners, LLC
  Ann Arbor, Michigan
  (Venture Capital Assistance
  Firm)
  Prior -- Chairman of the
  Board, President and Chief
  Executive Officer
  Comshare, Inc.
  Ann Arbor, Michigan
  (Software Producer)

          NAME, AGE,
     PRINCIPAL OCCUPATION                      COMMON
        OR EMPLOYMENT,                         SHARES                     PERCENT
      PRESENT AND DURING         DIRECTOR   BENEFICIALLY      DEFERRED       OF                   OTHER
        LAST FIVE YEARS           SINCE       OWNED(1)        SHARES(1)   CLASS(1)            DIRECTORSHIPS
     --------------------        --------   ------------      ---------   --------            -------------
Donald R. Gant -- 69               1977         47,128(2)(4)       --       0.07     ABC Rail Products Corporation,
  Limited Partner                                                                    Stride Rite Corp.
  The Goldman Sachs Group L.P.,
  New York, New York
  (Investment Banker)

L. Lindsey Halstead -- 67          1993         19,674             --       0.03     None
  Retired Chairman of the
  Board, Ford of Europe
  (Automotive Industry)

Phillip B. Lassiter -- 54          1995          8,576             --       0.01     AMBAC Inc., HCIA Inc.
  Chairman of the Board,
  President and Chief Executive
  Officer
  AMBAC Inc.
  New York, New York
  (Financial Guarantee
  Insurance Holding Company)

John N. Lauer -- 59                1992         15,744             --       0.02     BorsodChem, R.T., Menasha
  President and Chief Executive                                                      Corporation, Oglebay Norton Co.
  Officer
  Oglebay Norton Co.
  Cleveland, Ohio
  (Industrial Minerals & Great
  Lakes Shipping, Terminal
  Management and Mining)
  Prior -- Private Investor,
  President and Chief Operating
  Officer
  The BFGoodrich Company
  Akron, Ohio (Chemical and
  Aerospace Company)

Robert W. Mahoney -- 61            1983        213,572(2)(6)   40,399       0.31     The Sherwin-Williams Company,
  Chairman of the Board and                                                          The Timken Company
  Chief Executive Officer
  Diebold, Incorporated
  Canton, Ohio
  Prior -- Chairman of the
  Board, President and Chief
  Executive Officer
  Diebold, Incorporated
  Canton, Ohio

          NAME, AGE,
     PRINCIPAL OCCUPATION                      COMMON
        OR EMPLOYMENT,                         SHARES                     PERCENT
      PRESENT AND DURING         DIRECTOR   BENEFICIALLY      DEFERRED       OF                   OTHER
        LAST FIVE YEARS           SINCE       OWNED(1)        SHARES(1)   CLASS(1)            DIRECTORSHIPS
     --------------------        --------   ------------      ---------   --------            -------------
William F. Massy -- 63             1984         25,627             --       0.04     None
  President, The Jackson
  Hole Higher Education
  Group, Inc. and Professor
  of Education and Business
  Administration, Emeritus
  Stanford University
  Stanford, California
  Prior -- Director, Stanford
  Institute for Higher
  Education Research and
  Professor of Education and
  Business Administration
  Stanford University
  Stanford, California
  (Education)

Gregg A. Searle -- 49              1996         70,857(2)(6)   30,060       0.10     Fabri-Centers of America, Inc.
  President and Chief
  Operating Officer,
  Diebold, Incorporated
  Canton, Ohio
  Prior -- Executive Vice
  President
  Diebold, Incorporated,
  Canton, Ohio

W. R. Timken, Jr. -- 59            1986        138,056(2)(5)       --       0.20     Aeroquip-Vickers, Inc., The
  Chairman, President and                                                            Timken Company
  Chief Executive Officer
  The Timken Company
  Canton, Ohio
  Prior -- Chairman of the
  Board, The Timken Company
  Canton, Ohio
  (Manufacturer of Tapered
  Roller Bearings and
  Specialty Alloy Steel)
OTHER NAMED EXECUTIVE OFFICERS:
Gerald F. Morris                     --         56,400(6)      12,893       0.08     --
Alben W. Warf                        --         60,937(6)          --       0.09     --
David Bucci                          --         24,498(6)          --       0.04     --
All Directors and Executive          --      1,219,398(2)(3)   83,352       1.77     --
  Officers (26) as a Group                            (4)(5)
                                                      (6)

---------------

(1) Messrs. Mahoney, Searle, Morris, Warf and Bucci have stock options issued under the 1972 Plan and/or the 1991 Plan for 84,373, 35,625, 33,750, 20,250
    and 19,067 shares respectively that are exercisable within 60 days following February 10, 1998. For all directors and executive officers as a group, the number of stock options issued under the 1972 Plan that are exercisable within 60 days following February 10, 1998 is 10,635. Under the 1991 Plan, Messrs. Bockius, Carroll, Crandall, Gant, Halstead, Lassiter, Lauer, Massy and Timken each have stock options to acquire 18,981, 18,981, 1,265, 3,797, 5,696, 6,326, 3,797, 11,388 and 2,531
    shares, respectively, within 60 days following February 10, 1998. For all directors and executive officers as a group, the number of shares that are exercisable within 60 days following February 10, 1998 under the 1991 Plan is 350,568. The shares subject to the stock options described in this footnote are included in the table. The deferred shares for Messrs.
    Mahoney, Searle and Morris are not included in the shares reported in the beneficial ownership and percent columns in the above table.

(2) Includes shares registered as custodian or trustee for minors, shares held in trust or shares otherwise beneficially owned.

(3) Includes 27,872 shares (0.04%) in which Mr. Bockius has sole voting power and shared investment power. Mr. Bockius disclaims any beneficial ownership of these shares.

(4) Includes 2,376 shares in which Mr. Gant disclaims any beneficial ownership.

(5) Includes 94,000 shares (0.14%) in which Mr. Timken has shared voting power and shared investment power. Mr. Timken disclaims any beneficial ownership of these shares.

(6) Includes shares held in his or her name under the 401(k) Savings Plan over which he or she has voting power, and/or shares held in the Dividend Reinvestment Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     One report covering one transaction for Larry D. Ingram, an executive officer, was filed late for 1997.

                      DIRECTOR COMMITTEES AND COMPENSATION

     The members of the Audit Committee are Louis V. Bockius III, Daniel T. Carroll, Richard L. Crandall, L. Lindsey Halstead and W. R. Timken, Jr., Chairman. The committee met three times during 1997 in formal session and had various informal communications between themselves and the independent auditors at various times during the year. The functions performed by the committee include recommending to the Board of Directors the independent auditors for the upcoming year and meeting regularly and separately with both the independent auditors and the Corporation's internal auditors to (a) discuss their respective audit plans prior to the commencement of the audit, (b) discuss progress and findings on an interim basis, (c) review audit findings of the independent auditors after completion of examination and final discussions with internal auditors on results of their reviews, and (d) inquire as to the legality and propriety of the operations of the Corporation, including the steps taken to comply with the Corporation's business conduct policies.

     The members of the Board Membership Committee are Donald R. Gant, Chairman,
L. Lindsey Halstead, Robert W. Mahoney and W. R. Timken, Jr. The committee met two times during 1997. The committee's functions include reviewing the qualifications of potential director candidates and making recommendations to the Board of Directors to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on the committees. The committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, an indication of the nominee's consent, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation as well as what particular contributions to the success of the Corporation such person could be expected to make.

     The members of the Compensation and Organization Committee are Donald R. Gant, Phillip B. Lassiter, John N. Lauer and William F. Massy, Chairman. The committee met five times during 1997. The committee's functions are described below under "Compensation and Organization Committee Report on Executive Compensation."

     The members of the Executive Committee are Louis V. Bockius III, John N. Lauer, Chairman, Robert W. Mahoney and Gregg A. Searle. The committee did not hold any formal meetings in 1997. The functions of the committee were carried out by telephone or written correspondence. The committee's functions include reviewing the management and operation of the business of the Corporation between meetings of the Board of Directors.

     The members of the Investment Committee are Daniel T. Carroll, Chairman, Richard L. Crandall, Phillip B. Lassiter, William F. Massy and Gregg A. Searle. The committee met one time in 1997. The committee's functions include establishing the investment policy including asset allocation for the Corporation's cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation's retirement plans and 401(k) Savings Plans to assure adequate and competitive returns.

     In 1997 the Board of Directors held six meetings. All directors attended more than 75% of the aggregate of all meetings of the Board and the Board committees on which they served during the year.

     Non-employee directors are compensated for their services as directors at the rate of $20,000 per year. Non-employee directors who are members of the Audit Committee, Board Membership Committee, Compensation and Organization Committee, Executive Committee and Investment Committee are compensated for their services at the rate of $3,000 per year per committee. In addition, each chairman of a committee receives $1,000 per year, and each member of a committee who attends a meeting of a committee receives a fee of $1,000. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the 1985 Deferred Compensation Plan for Directors. Each non-employee director may also receive an award of option rights or restricted shares under the 1991 Plan. In 1997 each non-employee director was awarded a stock option to purchase 2,250 Common Shares at an exercise price representing 100% of the market price of the Common Shares as of the day prior to the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Organization Committee are Donald R. Gant, Phillip B. Lassiter, John N. Lauer and William F. Massy, Chairman. In 1997 Goldman, Sachs & Co. performed investment advisory services for the Corporation or its subsidiaries. In the ordinary course of business, Goldman, Sachs & Co. may be called upon in the future to provide similar or other services for the Corporation. Donald R. Gant is a limited partner of The Goldman Sachs Group, L.
P. of which Goldman, Sachs & Co. is its primary affiliate. Mr. Gant formerly served as a director and officer for two of the Corporation's subsidiaries, but did not receive any additional compensation for serving in these capacities.

                             EXECUTIVE COMPENSATION

     The following table provides information relating to the annual and long-term compensation for the years ended 1997, 1996, and 1995 for the named executive officers of the Corporation. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                        -----------------------
                                            ANNUAL COMPENSATION           AWARDS     PAYOUTS(1)
                                      -------------------------------     ------     ----------
                                                            OTHER(2)
                                                             ANNUAL     SECURITIES                ALL OTHER(2)
          NAME AND                                           COMPEN-    UNDERLYING      LTIP        COMPEN-
     PRINCIPAL POSITION        YEAR    SALARY     BONUS      SATION      OPTIONS      PAYOUTS        SATION
     ------------------        ----    ------     -----     --------    ----------    -------     ------------
Robert W. Mahoney              1997   $525,000   $538,450    $21,166      56,250     $1,556,842     $23,930
Chairman of the Board          1996    469,583    498,750     21,261     168,750      1,214,649      12,191
and Chief Executive            1995    422,917    348,075     11,949      56,250        775,188       8,496
Officer

Gregg A. Searle                1997    335,000    371,981     17,137      30,000      1,075,009       8,318
President and Chief            1996    281,667    259,960     15,373      82,500        838,709       7,073
Operating Officer              1995    256,875    146,545      8,004      22,500        516,792       6,650

Gerald F. Morris               1997    287,500    220,660     16,613      22,500      1,075,009      25,224
Executive Vice                 1996    272,500    205,800     16,201      22,500        838,709      18,141
President and Chief            1995    256,875    155,555      6,994      22,500        535,276      12,679
Financial Officer

Alben W. Warf                  1997    246,000    194,510     14,316      13,500        698,172       8,963
Senior Vice President,         1996    230,000    175,398     12,966      13,500        544,744       7,691
Electronic Systems             1995    215,000    135,470      6,077      13,500        347,591       7,638
Development and Manufacturing

David Bucci                    1997    178,125     95,408      6,452       2,250            -0-       6,214
Group Vice President           1996    118,299     40,412      4,957       2,250            -0-       5,720
North American Sales           1995    111,772     29,154      4,976       2,250            -0-       5,579
and Service

---------------

(1) The payouts reported for 1997 were based upon a management objective of cumulative earnings for the performance period of January 1, 1995 through December 31, 1997. The performance objective was met at the maximum amount, and the payout was in the form of cash.

(2) The amounts reported for 1997 for Other Annual Compensation consist of amounts reimbursed to the named executive officers for tax liability on the following items: use of a Corporation automobile or cash in lieu thereof; supplemental executive life insurance; financial planning services or relocation expenses. The Other Annual Compensation column also includes preferential interest earned and paid to Messrs. Mahoney, Searle and Morris on deferred compensation. The All Other Compensation column presents amounts representing the dollar value of insurance premiums paid by the Corporation for the benefit of the executive and amounts contributed for 1997 under the Corporation's 401(k) Savings Plan respectively as follows: Mr. Mahoney ($3,644, $7,313); Mr. Searle ($884, $7,434); Mr. Morris ($1,235, $7,701);
    Mr. Warf ($1,445, $7,518); Mr. Bucci ($-0-, $6,214). The All Other
    Compensation column also includes an amount of $12,973 and $16,288 for preferential interest earned but not paid in 1997 by Mr. Mahoney and Mr. Morris respectively on deferred compensation.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                 OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     The Corporation has entered into agreements with each of the named executive officers, and certain other executives, providing that in the event of any change in control of the Corporation through the acquisition of 20 percent or more of the outstanding voting securities of the Corporation, certain changes in the composition of the Corporation's Board of Directors, or by merger or consolidation of the Corporation into, or sale of substantially all of its assets to, another corporation, such persons would continue their employment with the Corporation in their present positions for a term of three years following such change in control. During such term of employment, each of the named executive officers would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than prior to commencement of the term. In the event of the termination of such person's employment under certain circumstances after a change in control of the Corporation, such person would be entitled to receive a payment in the amount of approximately twice such person's prior base salary and to continue to participate in certain employee benefit plans for up to two years. None of the agreements will become operative until a change in control of the Corporation has occurred, prior to which time the Corporation and such persons each reserve the right at any time, with or without cause, to terminate his or her employment relationship. The Corporation has established trusts to secure, among other things, the payment of amounts that may become payable pursuant to these agreements and to reimburse such persons for expenses incurred in attempting to enforce the Corporation's obligations pursuant to these agreements and certain other arrangements. These trusts will be funded only in connection with or in anticipation of a change in control of the Corporation.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants for the year 1997 for the named executive officers of the Corporation. No stock appreciation rights were granted to the named executive officers or other optionees during 1997.

                                                    INDIVIDUAL GRANTS                 GRANT DATE VALUE(1)
                                        -----------------------------------------   -----------------------
                                         NUMBER OF
                                        SECURITIES        % OF
                                        UNDERLYING    TOTAL OPTIONS    EXERCISE
                                          OPTIONS      GRANTED TO       OR BASE                  GRANT DATE
                                        GRANTED(2)    EMPLOYEES IN       PRICE      EXPIRATION    PRESENT
                 NAME                       (#)        FISCAL YEAR     ($/SH)(3)       DATE      VALUE ($)
                 ----                   ----------    -------------    ---------    ----------   ----------
Robert W. Mahoney.....................    56,250           6.8           38.08       1/29/07      424,125
Gregg A. Searle.......................    30,000           3.6           38.08       1/29/07      226,200
Gerald F. Morris......................    22,500           2.7           38.08       1/29/07      169,650
Alben W. Warf.........................    13,500           1.6           38.08       1/29/07      101,790
David Bucci...........................     2,250           0.3           38.08       1/29/07       16,965

---------------

(1) The Securities and Exchange Commission authorizes the use of variations of the Black-Scholes option-pricing model for valuing executive stock options in its rules on executive compensation disclosure. The Corporation utilizes the Black-Scholes model to estimate the grant date present value of stock option grants. The following assumptions were used in calculating the Black-Scholes present value of the 1997 stock option grants: (a) an expected option term of four years for options expiring on January 29, 2007 for the options granted to Messrs. Mahoney, Searle, Morris and Warf and five years for the option granted to Mr. Bucci, expiring on January 29, 2007; (b) an interest rate of 5.5%, which is the interest rate for a zero-coupon U.S. government issue; (c) volatility of 0.20 calculated using the quarter ending stock price for the equivalent period to the expected option term prior to grant date; and (d) dividend yield of 2.2%, the average dividends paid annually. There is no assurance that the value actually realized by an executive will be at or near the estimated Black-Scholes value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The Corporation does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

(2) All option grants were new and not granted in connection with an option repricing transaction. The term of the options is ten years, and vesting occurs at the rate of 25% annually beginning one year from the date of grant for Messrs. Mahoney, Morris, Searle and Warf and 20% annually beginning one year from the date of grant for Mr. Bucci, or immediately in the event of a change in control.

(3) The exercise or base price per share represents the fair market value of the Corporation's Common Shares as of the day prior to the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table provides information relating to stock option exercises for the year 1997 and exercisable and unexercisable stock options at December 31, 1997 for the named executive officers of the Corporation. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

                                                                           NUMBER OF
                                                                           SECURITIES               VALUE OF
                                                                           UNDERLYING             UNEXERCISED
                                                                          UNEXERCISED             IN-THE-MONEY
                                                                            OPTIONS                 OPTIONS
                                                                           AT FY-END               AT FY-END
                                                                              (#)                     ($)
                                          SHARES                     ----------------------   --------------------
                                       ACQUIRED ON       VALUE            EXERCISABLE/            EXERCISABLE/
                NAME                   EXERCISE (#)   REALIZED ($)       UNEXERCISABLE           UNEXERCISABLE
                ----                   ------------   ------------       -------------           -------------
Robert W. Mahoney....................       0              0                 42,186*               1,351,724*
                                                                            239,064**              4,225,689**

Gregg A. Searle......................       0              0                 16,875*                 540,709*
                                                                            118,125**              1,974,319**

Gerald F. Morris.....................       0              0                 16,875*                 540,709*
                                                                             50,625**              1,120,331**

Alben W. Warf........................       0              0                 10,125*                 324,425*
                                                                             30,375**                672,199**

David Bucci..........................       0              0                 16,029*                 631,642*
                                                                              7,763**                207,101**

---------------

 *exercisable
**unexercisable

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information relating to the long-term incentive awards that were made in the year 1997 under the 1991 Plan for the named executive officers.

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                           PERFORMANCE        NON-STOCK PRICE-BASED PLANS
                                          NUMBER OF      OR OTHER PERIOD           NUMBER OF SHARES
                                        SHARES, UNITS    UNTIL MATURATION   -------------------------------
                NAME                   OR OTHER RIGHTS      OR PAYOUT       THRESHOLD    TARGET    MAXIMUM
                ----                   ---------------   ----------------   ---------    ------    -------
Robert W. Mahoney....................      15,000        1/1/97-12/31/99      4,000      15,000     22,000
Gregg A. Searle......................       1,107        1/1/95-12/31/97        276       1,107      1,659
                                            2,213        1/1/96-12/31/98        552       2,213      3,318
                                           12,000        1/1/97-12/31/99      3,000      12,000     18,000
Gerald F. Morris.....................       9,788        1/1/97-12/31/99      2,448       9,788     14,682
Alben W. Warf........................       6,357        1/1/97-12/31/99      1,592       6,357      9,536
David Bucci..........................       4,950        1/1/97-12/31/99      1,238       4,950      7,425

The table above presents information about performance shares awarded during the year pursuant to the 1991 Plan. Each performance share that is earned out entitles the holder to the then current value of one Common Share. Payouts of awards are tied to achievement of management objectives based upon specified cumulative levels of earnings for each performance period. The target amount will be earned for a performance period if the Corporation achieves 100% of the targeted earnings rate. No amount is payable unless the threshold amount, which is fixed at 90% of targeted earnings, is exceeded. The maximum award amount will be earned if the Corporation achieves 110% of the targeted earnings rate. Payouts may be made in the form of Common Shares, cash or a combination of Common Shares and cash as recommended by the Compensation and Organization Committee and approved by the Board of Directors. The shares shown for Mr. Searle for the performance periods of January 1, 1995 through December 31, 1997 and January 1, 1996 through December 31, 1998 represent additional shares granted to him in 1997. The additional shares were granted to him as a result of his promotion to President and Chief Operating Officer late in 1996 and reflect his increased responsibilities.

                               PENSION PLAN TABLE

     The named executive officers and the other executive officers are eligible to participate in a qualified non-contributory defined benefit retirement plan ("Retirement Plan"). In addition, the named executive officers, and the other executive officers participate in an unfunded non-qualified supplemental retirement plan ("Supplemental Plan").

     The following table sets forth the estimated annual benefits for both the Retirement Plan and the Supplemental Plan upon retirement at age 62 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Plan and the Social Security Act continue unchanged and that one-half of each participant's anticipated Social Security benefit is $6,702 per year at age 62.

                                               ANNUAL BENEFIT PAYABLE AT AGE 62
                                            --------------------------------------
  AVERAGE                                                                 15 OR
COMPENSATION                                 5 YEARS       10 YEARS     MORE YEARS
 AT AGE 62                                  OF SERVICE    OF SERVICE    OF SERVICE
------------                                ----------    ----------    ----------
$  300,000................................   $ 58,298      $123,298     $  188,298
   500,000................................    101,631       209,965        318,298
   700,000................................    144,965       296,631        448,298
   900,000................................    188,298       383,298        578,298
 1,100,000................................    231,631       469,965        708,298
 1,300,000................................    274,965       556,631        838,298
 1,500,000................................    318,298       643,298        968,298
 1,600,000................................    339,965       686,631      1,033,298
 1,700,000................................    361,631       729,965      1,098,298

     Benefit levels under the Retirement Plan are based on years of service (subject to a maximum of 30 years), final average compensation (which is a 5-year average of the Salary and Bonus as reflected in the Summary Compensation Table but limited to $160,000 in 1997 and $150,000 in 1994 through 1996), and the participant's individual Covered Compensation as defined under the Internal Revenue Code. The Supplemental Plan provides a supplemental monthly retirement benefit so that a participant's total retirement benefit from the Retirement Plan and the Supplemental Plan, plus one-half of the participant's anticipated Social Security benefit, equals 65% (prorated for less than 15 years of service) of the participant's final average compensation received from the Corporation during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as Salary plus Bonus accrued for each such calendar year. The Supplemental Plan benefits are payable at age 62 on a joint & survivor basis, if married, and a single life basis, if single at retirement. In no case will less than 5 years of benefit be paid to the participant, his or her spouse and/or beneficiary, as applicable. Benefits are also available to participants electing early retirement at age 60 (on a reduced basis), who die or become disabled while employed, or whose employment is involuntarily terminated after completing 15 years of service. Reduced benefits (computed at a 55% of final average compensation, rather than 65%) are also available to a participant who voluntarily terminates employment after completing 15 years service. Accrued benefits under the Supplemental Plan are fully vested in the event of a change in control of the Corporation.

     As of December 31, 1997, the number of years of service for the named executive officers is as follows: Mr. Mahoney, 15.5 years; Mr. Searle, 7.4 years; Mr. Morris, 7.1 years; Mr. Warf, 16.3 years; and Mr. Bucci, 20.3 years.

                 COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee (the "Committee") is composed entirely of non-employee directors. The Committee's principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers under the Annual Incentive Plan, select the participants, measure achievement of objectives and determine awards under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the "1991 Plan"). In addition, the Committee reviews any proposed changes to any benefit plans of the Corporation such as retirement plans, deferred compensation plans and 401(k) Savings Plans. The Committee's recommendations are subject to the approval of the Board of Directors.

     The Committee believes that the compensation for the named executive officers and the other executive officers should tie individual compensation to the performance of the Corporation. From time to time, the Committee reviews studies prepared by independent compensation consultants and meets with them to review such studies when necessary. In 1996, the Committee reviewed and evaluated the executive compensation program with an outside consultant. Particular emphasis was placed on the long-term incentive elements of the program. This evaluation included a review of compensation policies of companies similar to the Corporation in size and industry and included those companies with which the Corporation competes for talented executives. Due to the unique character of the Corporation's business, the companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation's performance graph. The survey data used for review of compensation policies are based upon companies that are similar in size and lines of business to the Corporation. The studies reviewed surveyed many companies but did not identify any by name. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies used by the Corporation, based on the reported lines of business and market capitalization reflected in the surveys. The Committee used this information, as well as the results from the evaluation of the executive compensation program, as a basis for review and recommendation for compensation approved for the executive officers in 1997. The Committee believes its present compensation programs are competitive with those offered by companies similar to the Corporation. Also, the Committee believes that the base salary should be set at or below median, and that total compensation should be at or above the median when the Corporation meets or exceeds its expectations and below when it does not. Further, a significant proportion of total compensation should be variable and dependent on the overall performance of the Corporation, and this objective can be achieved through appropriate design of long-term incentive compensation.

     The Corporation has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides incentive compensation which optimizes rewards for performance over a shorter period of performance, while long-term incentive compensation optimizes rewards for performance over a longer term based upon achievement of cumulative earnings, usually over a three-year period. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price.

BASE SALARY COMPENSATION

     The base salary for all executive officers is reviewed annually, and the Committee's review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Corporation in comparison with companies similar to the Corporation. The base salaries established for 1997 were consistent with the Committee's compensation policy, noted above, of generally setting base salary at or below median.

ANNUAL INCENTIVE COMPENSATION

     The Annual Incentive Plan ("Incentive Plan") recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Corporation's success. These participants have the greatest impact on the profitability of the Corporation. In general, the participants with the most significant responsibility have the greatest proportion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate operating profit, net of minority interest, and specific individual goals and objectives.

     At the beginning of each year, the Committee establishes annual performance goals for the Corporation which are based on operating profit, net of minority interest. The performance goals include threshold and maximum amounts for achievement. The Committee established the threshold level for 1997 at a level that required the Corporation to exceed by seven percent the operating profit achieved in 1996 before any payout could occur and with the maximum amount at 22 percent over 1996. At the same time, the Committee reviewed, amended and approved individual personal performance goals and objectives for the named executive officers. The Incentive Plan is generally weighted 50% on the Corporation achieving its operating profit goal, and 50% on the achievement of the individual goals and objectives. No Incentive Plan compensation is paid if the Corporation does not achieve at least the threshold amount of its operating profit goal even though an individual may have achieved his or her personal goals and objectives. At the end of each year, the Committee reviews the performance of the Corporation and achievement of the personal goals and objectives for the named executive officers and other executive officers. The Committee then reviews its findings and recommendations with the Board of Directors. In 1997, the Corporation exceeded the maximum amount of its performance goals. In general, the individual goals of the executive officers were met at slightly less than the maximum amount, and the executive officers received Annual Incentive Compensation accordingly.

LONG-TERM INCENTIVE COMPENSATION

     The 1991 Plan affords flexibility in the types of awards that can be made for a long-term period. In particular, certain awards tie the individual's performance to the performance of the Corporation.

     In 1997 the Committee recommended performance share grants for the named executive officers, and the other executive officers for the three-year performance period of January 1, 1997 through December 31, 1999. Prior to recommending the grants, the Committee reviewed the performance, together with the responsibilities, of the executive officers. The performance share grants were generally determined by the level of responsibilities and the performance of the executive officers. These executive officers have the greatest impact on the profitability of the Corporation. The management objective for this performance period will be measured for the entire performance period on a cumulative basis. There will be no earnout unless the earnings goal is achieved for the three-year performance period. Payout of any awards will be based upon achievement of a threshold amount of 90% of the management objective and the maximum payout will be earned if 110% of the management objective is achieved. The Committee believes these awards motivate individual performance and increase shareholder value because achievement of corporate financial goals on a cumulative basis over an extended period must be met before any earnout occurs. The Committee believes that an example of this expected result is shown in the most recent earnout for the three-year cumulative performance period of January 1, 1995 through December 31, 1997. The Committee recommended and the Board of Directors approved a very challenging objective for this performance period. Management performed well and, as a result, the earnout was at the maximum amount. The payout was in the form of cash.

     Performance share grants have generally been issued as the principal form of equity incentive for the Corporation's executive officers during the last seven years. No restricted share awards were made in 1997 to the named executive officers. However, restricted share awards were made in 1997 to certain other executive officers who were promoted to that level or who were not previously awarded performance share grants, but were included in such grants when the program was expanded. These awards in 1997 were made on the basis of their 1996 performance against their goals and objectives. The restricted share awards were intended to provide an equivalent compensation program for these executive officers until they achieved their earnout of performance shares under the relevant performance period. All rights to the restricted share awards are forfeited if the executive officer terminates employment voluntarily or in the event of termination for cause before the end of a three-year period.

     In addition, during 1997 the Committee recommended, and the Board of Directors approved, stock option grants to the named executive officers. Stock options were also granted to certain other executive officers in 1997. The option awards reflect conclusions presented in an earlier report by the outside compensation consultant, which indicated that the combination of annual incentive compensation and performance share awards were well below median at the level of the top five executives. The report also concluded that reliance on performance shares as the sole long-term incentive did not provide sufficient upside leverage to recognize excellent performance. Further, the compensation consultant informed the Committee that any increase in long-term incentive compensation should be tied to the stock price. The number of shares granted to the named executive officers was based upon the recommendations of the compensation consultant. In making its recommendations, the consultant considered target total compensation for the peer companies of the Corporation as well as the value of option grants as determined by means of the Black-Scholes option valuation method. The peer companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation's performance graph. This is due to the unique character of the Corporation's business. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies provided by the consultant based on the reported lines of business and market capitalization.

     The Committee believes that stock options provide an essential competitive component in the executive compensation program. Also, the Committee believes that stock options align the interests of the named executive officers with those of the Corporation's shareholders since no benefit inures to the named executive officers unless stock price appreciation occurs over a period of years. Information on the stock options granted to the named executive officers is included in the table entitled Option Grants in Last Fiscal Year.

STOCK OWNERSHIP GUIDELINES

     Based upon information provided by the executive compensation consultant, stock ownership guidelines were established at the end of 1996 for the named executive officers and other executive officers. The Committee and the Board of Directors believe that it is important for each executive officer to have a substantial investment in the Corporation as such investment links an executive officer's interests with other shareholders. These guidelines set forth a specific target level of ownership based upon base salary. The target levels are 4 times for group vice presidents and vice presidents, 6 times for executive vice presidents and senior vice presidents, 8 times for the president and chief operating officer and 10 times for the chairman of the board and chief executive officer. The guidelines recommend that the executive officers reach their respective level within three to five years. Periodic adjustments may be considered, and discretion may be used in certain instances. It is expected that the target levels will be achieved from stock that is obtained by the executive officers through the various elements of the executive compensation program. The Committee reviews progress toward the target levels of ownership on an annual basis to determine whether all of the executive officers are at the requisite level of making progress toward such target levels.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The chief executive officer, a named executive officer, participates in the three elements of compensation previously discussed for the other executive officers.

     In setting the base salary compensation for the chief executive officer for 1997, the Committee considered a number of factors. These included an evaluation of his experience and performance in relation to the performance of the Corporation. As stated previously, the Committee believes that individual compensation should be tied to the performance of the Corporation so that a higher portion of total compensation is attributable to incentive compensation.

     In addition to the Corporation's performance goal based on operating profit, the chief executive officer's individual performance relating to annual incentive compensation for 1997 was measured by achievement of specific personal goals and objectives. In 1997 he earned annual incentive compensation slightly less than the maximum amount. He received this amount because the Corporation's financial results during the year exceeded the principal predetermined goals, including earnings per share, operating profit, incoming order levels, and because he met specified non-financial areas at slightly less than the maximum amount.

     With respect to long-term incentive compensation, the chief executive officer was granted a performance share grant in 1997 covering the performance period of January 1, 1997 through December 31, 1999. As stated previously, any earnout of shares will be based upon achievement of a threshold amount of 90% of the management objective and the maximum payout will be earned if 110% of the management objective is achieved. The estimated payout for the chief executive officer is 4,000 shares at threshold, 15,000 shares at target and 22,000 shares at maximum. For the performance period of January 1, 1995 through December 31, 1997, the chief executive officer earned 31,894 shares, which was the maximum amount. The payout was in the form of cash. In addition, in 1997 the chief executive officer was granted a stock option for 56,250 shares at $38.08 per share, which represented the fair market value as of the day prior to the date of grant.

     Additional information on his stock option is included in the table entitled Option Grants in Last Fiscal Year. The Committee believes the chief executive officer's compensation is commensurate with his experience, his performance and the performance of the Corporation. The Committee believes an example of his performance is reflected in his leadership of the Corporation in achieving record earnings, income, orders and revenue for 1997.

COMPLIANCE WITH FEDERAL TAX LEGISLATION

     Federal tax legislation enacted in 1993 generally precludes the Corporation and other public companies from taking a tax deduction for compensation in excess of $1 million which is not performance-based and is paid, or otherwise taxable, to the named executive officers. Certain awards were made prior to February 18, 1993 and are not covered by the legislation. The compensation under the Corporation's existing programs was affected by the limitation during 1997. However, the Committee established a policy in 1995 that any amounts affected by the limitation would be automatically deferred until the limitation no longer applies. Therefore, such amounts for 1997 were automatically deferred. At the annual meeting of shareholders in April 1997, an amendment and restatement of the 1991 Plan was approved to ensure that certain awards qualify as performance-based compensation that is exempt from the legislation.

     The foregoing report on 1997 executive compensation was submitted by the Compensation and Organization Committee of the Corporation's Board of Directors and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The names of the directors who serve on the Compensation and Organization Committee are set forth below:

                                                     William F.Massy, Chairman
                                                     Donald R. Gant
                                                     Phillip B. Lassiter
                                                     John N. Lauer

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends, of the Corporation's Common Shares with the cumulative total return of the S&P Composite-500 Stock Index and a self-constructed peer group. The peer group consists of Hubbell Inc. and Thomas & Betts Corp. (electrical products companies) and Harris Corp., SCI Systems Inc. and Varian Associates (diversified electronic products companies). The peer group was selected based on similarity to the Corporation's line of business and similar market capitalization. The comparison covers the five-year period starting December 31, 1992 and ended December 31, 1997. The comparisons in this graph are required by rules promulgated by the Commission and are not intended to forecast future performance of the Corporation's Common Shares.

                           CUMULATIVE TOTAL RETURN
          Based on reinvestment of $100 beginning December 31, 1992

                   Dec.-92   Dec.-93   Dec.-94   Dec.-95   Dec.-96   Dec.-97
Diebold             $100      $153      $160      $220      $381      $465
S&P 500(R)          $100      $110      $112      $153      $189      $252
Self-constructed
  peer group        $100      $113      $120      $159      $203      $258


                    RATIFICATION OF APPOINTMENT OF AUDITORS
                           BY THE BOARD OF DIRECTORS

     KPMG Peat Marwick LLP acted as the Corporation's independent auditors during the past fiscal year, and has so acted since 1965.

     On the recommendation of the Audit Committee and the Board of Directors, and subject to ratification by the shareholders, the Board of Directors appointed KPMG Peat Marwick LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 1998. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

     KPMG Peat Marwick LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

     A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT
                                  OF AUDITORS.

                            EXPENSES OF SOLICITATION

     The cost of soliciting the proxies will be paid by the Corporation. In addition to solicitation by mail, some of the Corporation's directors, officers and employee associates, without extra compensation may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients' or customers' own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson & Co., Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 7, 1998 for consideration for inclusion in the proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Corporation is not aware of any matters to be presented at the annual meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the persons voting such proxy. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board of Directors has appointed inspectors of elections to act at the annual meeting.

                                            By Order of the Board of Directors

                                            Charee Francis-Vogelsang
                                            Vice President and Secretary
Canton, Ohio
March 6, 1998

               THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE
                YEAR ENDED DECEMBER 31, 1997, WAS MAILED TO ALL
                    SHAREHOLDERS ON OR ABOUT MARCH 6, 1998.

[Map]           [Campus Map]


From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.
--------------------------------------------------------------------------------
                            DIEBOLD, INCORPORATED
                              5995 Mayfair Road
                 P.O. Box 3077, North Canton, Ohio 44720-8077

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert W. Mahoney, Gregg A. Searle and Gerald F. Morris, and each of them, as Proxies, with full power of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on February 27, 1998, at the annual meeting of shareholders which will be held on April 15, 1998 or at any adjournment thereof, as indicated on the reverse side.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Proxies cannot vote your shares unless you sign and return this Card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                        (Continued, and to be dated and signed on reverse side.)

                                                DIEBOLD, INCORPORATED
                                                P.O. BOX 11105
                                                NEW YORK, N.Y. 10203-0105

                            Detach Proxy Card Here
--------------------------------------------------------------------------------

        [     ]

1. Election of Directors         FOR all nominees  [  ]       WITHHOLD AUTHORITY to vote       [  ]        *EXCEPTIONS  [ ]
                                 listed below                  for all nominees listed below.




Nominees: L.V. Bockius III, D.T. Carroll, R.L. Crandall, D.R. Gant, L.L.
Halstead, P.B. Lassiter, J.N. Lauer, R.W. Mahoney, W.F. Massy, G.A. Searle and W.R. Timken, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions ____________________________________________________________________
2. To Ratify the Appointment of KPMG
   Peat Marwick LLP as Independent
   Auditors for the year 1998.                 FOR    [ ]       AGAINST   [ ]      ABSTAIN   [ ]


                                                 Change of Address and
                                                 or Comments Mark Here [  ]

                                                 NOTE: Please sign exactly as
                                                 name appears hereon. Joint
                                                 owners should each sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such.

                                                 .

                                                  Dated:__________________, 1998

                                                  ______________________________
                                                              Signature
                                                  ______________________________
                                                              Signature


                                                  Votes MUST be indicated
                                                  (x) in Black or Blue ink.


 Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

[Directional Map]           [Campus Map]



From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

--------------------------------------------------------------------------------
                       CONFIDENTIAL VOTING INSTRUCTIONS

To Key Trust Company of Ohio, NA, Trustee for the Diebold, Incorporated 401(k)
                             Savings Plan ("SP")

     The undersigned, as a participant in the SP, hereby directs the Trustee to vote in person or by proxy, with the powers the undersigned would possess if personally present, to vote all Common Shares of the undersigned in Diebold, Incorporated (and to exercise all other shareholder rights and powers) at the annual meeting of its shareholders to be held on April 15, 1998 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified on the reverse side of this consent card and described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this consent card.

   PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND RETURN THIS CONSENT CARD
                      PROMPTLY IN THE ENCLOSED ENVELOPE.


                                                       DIEBOLD, INCORPORATED
                                                       P.O. BOX 11105
                                                       NEW YORK, N.Y. 10203-0105

                         Detach Instruction Card Here
--------------------------------------------------------------------------------

        [     ]

1. Election of Directors         FOR all nominees  [  ]       WITHHOLD AUTHORITY to vote       [  ]        *EXCEPTIONS  [ ]
                                 listed below                  for all nominees listed below.


Nominees: L.V. Bockius III, D.T. Carroll, R.L. Crandall, D.R. Gant, L.L.
Halstead, P.B. Lassiter, J.N. Lauer, R.W. Mahoney, W.F. Massy, G.A. Searle and W.R. Timken, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions_____________________________________________________________________

2. To Ratify the Appointment of
KPMG Peat Marwick LLP as Independent
Auditors for the year 1998.                     FOR  [ ]        AGAINST  [ ]    ABSTAIN  [ ]


                                                  NOTE: Please sign exactly as
                                                  name appears hereon.

                                                  .

                                                  Dated:__________________, 1998

                                                  ______________________________
                                                              Signature
                                                  ______________________________
                                                              Signature


                                                  Votes MUST be indicated
                                                  (x) in Black or Blue ink.



Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.